Exhibit 99.2

PowerPoint Presentation at Keefe, Bruyette & Woods, Inc. Community Bank Investor Conference on July 25, 2002.

Merrill Merchants Bancshares, Inc.

Keefe, Bruyette & Woods, Inc.

Community Bank Investor Conference on July 25, 2002.

Forward-Looking Information

Statements contained in this presentation which are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

Merrill at a Glance

•  Financial Services Holding Company headquartered in Bangor, Maine (Oct. 1992 )

•  At June 30, 2002:

$290 million in assets

$229 million in deposits

$232 million in trust assets under management

•  Management, employees and directors own 50% of the Company

Map of Maine - Highlight Bangor Area

Stable Economic Area

100,000 Population

42,000 Households

$33,200 Median Income

Market Area

•	Bangor serves as gateway to northern and coastal Maine, and Canadian Maritimes
•	Seven colleges in the area including flagship campus of University of Maine System
•	Employers in region include Eastern Maine Medical Center, General Electric, International Paper, University of Maine, HE Sargent, Cianbro, Lemforder, Irving Oil Company

Our Philosophy

•  Strong credit culture

•  Personal customer service

•  Knowledge of market area

•  Local decision making

Net Income Growth

24 % Compound Annual Growth Rate (1997-2001)

	Net Income
1998	$1,916,000
1999	$2,247,000
2000	$2,619,000
2001	$3,254,000
2002	$3,718,000	annualized

Return on Average Assets

	Merrill	National Peer Group
1998	1.05%	1.14%
1999	1.11%	1.09%
2000	1.16%	1.06%
2001	1.26%	1.03%
June 02 Annualized	1.33%

Data Source:  FFIEC Bank Holding Company Performance Report ($150-$300 million)

Return on Average Equity

	Merrill	National Peer Group
1998	12.97%	12.20%
1999	10.52%	11.18%
2000	11.69%	11.21%
2001	13.45%	10.32%
June 02 Annualized	14.32%

Data Source:  FFIEC Bank Holding Company Performance Report ($150-$300 million)

Loan Mix

As of June 2002 - $203 million

Commercial Real Estate	35%
Commercial	28%
Residential	20%
Consumer	17%

Average commercial loan size $250,000

Internal limit $2.3 million

Diversified loan portfolio with no credit concentrations

Excellent Asset Quality

Net Charge-Offs to Average Loans

	Merrill	National Peer Group
1998	0.04%	0.19%
1999	0.07%	0.18%
2000	0.03%	0.19%
2001	0.08%	0.24%
June 02 Annualized	0.07%

Data Source:  FFIEC Bank Holding Company Performance Report ($150-$300 million)

Excellent Asset Quality

Non-Performing Assets to Assets

	Merrill	National Peer Group
1998	0.08%	0.59%
1999	0.15%	0.55%
2000	0.25%	0.57%
2001	0.26%	0.69%
June 02	0.16%

Data Source:  FFIEC Bank Holding Company Performance Report ($150-$300 million)

Deposit Mix

As of June 2002 - $229 million

Savings and Money Market	33%
Checking	29%
Consumer CDs	23%
CDs>$100,000	15%

Loan to deposit ratio:  88%

Compounded annual core deposit growth of 13% over last 5 years

Less reliance on costly CDs

Penobscot County

Total Deposits - $1.3 Billion

	June 1996	June 2001
Merrill	7%	13%
Bangor Savings	30%	37%
BankNorth	12%	17%
Other	9%	13%
Key	16%	10%
Fleet	26%	10%

Data Source:  FDIC/OTS Summary of Deposits

Net Interest Margin

	Merrill	National Peer Group
1998	4.66%	4.55%
1999	4.69%	4.50%
2000	4.76%	4.47%
2001	4.81%	4.29%
June 02 Annualized	4.67%

Data Source:  FFIEC Bank Holding Company Performance Report ($150-$300 million)

Efficiency Ratio

	Merrill	National Peer Group
1998	68%	64%
1999	68%	65%
2000	67%	65%
2001	64%	66%
June 02 Annualized	62%

Data Source:  FFIEC Bank Holding Company Performance Report ($150-$300 million)

Diluted Earnings per Share and Dividend Payout Ratio

	EPS	Payout Ratio
1998	$0.68	15%
1999	$0.68	25%
2000	$0.82	26%
2001	$1.01	26%
June 02 Annualized	$1.14	29%

Relative One Year Stock Performance

MERB	+50.1%
NASDAQ Bank Index	+6.2%
Keefe Bank Index	-14.6%

Management Team

•  Continuity of leadership

•  Proven track record

•  Committed stakeholders

Our Mission

•  Sustain high level of asset quality

•  Maintain outstanding reputation in market

•  Enhance shareholder value